EXHIBIT (a)(1)(E)

Form of Eligible Option Information Sheet

Name:	Steps to properly complete this Eligible Option Information Sheet

Employee ID:	Step 1:	Check the box for the eligible option grant you want to exchange.
	Step 2:	If completing a paper election process sign the appropriate election where indicated. If completing via the offer website please select “I HAVE READ THE ABOVE AND WANT TO PROCEED WITH MY ELECTION.”
Step 3:

If completing a paper election process, return along with your Election Form to Susan Anderson no later than 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009 by hand delivery, facsimile or electronic mail. If completing via the offer website, please complete and submit by 11:59 p.m. Eastern Daylight Savings Time on August 5, 2009.

If this sheet is not properly completed, signed and submitted (either electronically or via paper format) with your Election Form, by 11:59 p.m., Eastern Daylight Savings Time on August 5, 2009, your Election Form will be rejected.

Option Grant Number	Option Grant Date	Option Exercise Price (in US Dollars)	Options Eligible for Exchange [1]	Check the box below if you want to Exchange the Grant

Estimated Number of New Options that May Be Granted on the Expiration Date
At Various Assumed Exercise Prices of: [2]

Option Grant Number	US $7.00	US $7.50	US $8.00	US $8.50	US $9.00	US $9.50	US $10.00	US $10.50	US $11.00	US $11.50	US $12.00	US $12.50	US $13.00	US $13.50	US $14.00

If completing via a paper election process, please sign as appropriate in the table below and return along with your Election Form to Susan Anderson no later than 11:59 p.m., Eastern Daylight Savings Time on August 5, 2009 by hand delivery, facsimile or electronic mail. If completing the offer website, please select “I HAVE READ THE ABOVE AND WANT TO PROCEED WITH MY ELECTION.”

TO INDICATE YOUR ELECTION, SIGN ON THE APPROPRIATE SIGNATURE LINE BELOW.	Signature

I elect to exchange ALL of my eligible options

I elect to exchange ONLY my eligible options checked above

I do NOT want to exchange ANY of my eligible option

[1]

Only options granted under the Acme Packet, Inc. 2006 Equity Incentive Plan with an exercise price greater than or equal to the higher of (a) $11.42 and (b) a price at least 10% higher than the closing price of our common stock on the expiration date of this offer will be eligible for exchange. This information sheet lists only your options with exercise prices greater than or equal to $11.42. Each option you elect to tender for exchange must be tendered in whole. If you would like to review all of the options granted to you by Acme Packet, please contact Susan

Anderson at +1 (781) 328-4805 or sanderson@acmepacket.com.

[2]

The number of new options shown in the table are hypothetical examples only and are based on assumptions made as of the date hereof, which may change by the expiration date of this offer. The actual number of new options granted in exchange for tendered eligible options can only be determined based upon the closing price of our common stock on the Nasdaq Global Market on the expiration date of the offer and other factors as of the expiration date. The new options granted will be rounded to the nearest whole number on a grant-by-grant basis (with fractional shares greater than or equal to point 5 (0.5) rounded up to the nearest whole share and fractional shares less than point 5 (0.5) rounded down to the nearest whole share). Adjustments to any of the assumptions, such as a change in the volatility of our stock, used to calculate the information in the above table will result in a change to the number of new options that may be granted under the offer. As a result, the number of new options set forth in the table may not represent the actual number of new options that you would receive in the offer.

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE, A VALID,

COMPLETED AND SIGNED ELIGIBLE OPTION INFORMATION SHEET AND ELECTION FORM MUST BE RECEIVED (EITHER ELECTRONICALLY OR VIA PAPER FORMAT) BY

ACME PACKET BY 11:59 P.M. EASTERN DAYLIGHT SAVINGS TIME

ON AUGUST 5, 2009

(UNLESS WE EXTEND THE OFFER).